Exhibit 24
POWER OF ATTORNEY
(FORM 10-K)
AIR T, INC., a Delaware corporation (the “Company”), and each of the undersigned directors of the Company, hereby constitutes and appoints Nick Swenson and Tracy Kennedy and each of them (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead, in any and all capacities to sign, execute, affix its/his/her seal thereto and file the Annual Report on Form 10-K for the year ended March 31, 2026 under the Securities Exchange Act of 1934, as amended, with any amendment or amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority.
There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as it/he/she or itself/himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.
Air T, Inc. has caused this Power of Attorney to be executed in its name by its Chairman, President and Chief Executive Officer on the 29th day of June, 2026.

AIR T, INC.

By	/s/ Nick Swenson
Nick Swenson Chairman, President and Chief Executive Officer (Principal Executive Officer)

The undersigned, directors of Air T, Inc., have hereunto set their hands as of the 29th day of June, 2026.

	Signature	Title	Date

By:	/s/ Nick Swenson
	Nick Swenson	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2026

By:	/s/ Raymond Cabillot
	Raymond Cabillot	Director	June 29, 2026

By:	/s/ William R. Foudray
	William R. Foudray	Director	June 29, 2026

By:	/s/ Gary S. Kohler
	Gary S. Kohler	Director	June 29, 2026

By:	/ s/ Peter McClung
	Peter McClung	Director	June 29, 2026

By:	/s/ Jamie Thingelstad
	Jamie Thingelstad	Director	June 29, 2026

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